The Ensign Group Announces Settlement with U.S. Department of Justice
MISSION VIEJO, California, April 22, 2013 - The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, hospice care, assisted living and urgent care companies, announced today that it has reached a settlement agreement in principle with the U.S. Department of Justice to resolve and conclude the previously disclosed investigation and ancillary claims which have been pending since 2006.

In connection with the settlement, Ensign expects to enter into a corporate integrity agreement with the Office of Inspector General-HHS, and make a single lump-sum payment to the government to resolve allegations that Ensign was overpaid by federal healthcare programs. In anticipation of the settlement, the Company recorded a $15 million charge in the fourth quarter of 2012, and will increase its reserve by an additional $33 million in the first quarter of 2013, representing a total reserve of $48 million to satisfy the tentative settlement obligation. The Company expects to remit the alleged settlement amount to the government in the second or third quarter of 2013.
"We are pleased to put this matter behind us and look forward to focusing on our mission of providing compassionate care to patients and achieving our goal of setting the standard for high quality healthcare services throughout the industry,” said Christopher Christensen, Ensign's President and Chief Executive Officer. “We already have made and will continue to make significant investments in our infrastructure to enhance our compliance program, and we are confident that we are well prepared to comply with the terms of a corporate integrity agreement,” he added.
Ensign has denied engaging in any illegal conduct, and has agreed to the settlement amount without any admission of wrongdoing in order to resolve the allegations and to avoid the uncertainty and expense of protracted litigation. The Company does not expect the settlement and remittance to have a material adverse effect on the Company's long-term financial position, business plan or prospects; however, the resolution will have an impact on the Company's GAAP results of operations and cash flows for fiscal 2013.
In addition, the Company will incur ongoing costs associated with enhanced compliance activities, including monitoring expenses and other costs under the corporate integrity agreement as well as interest expense on a portion of the settlement amount, totaling approximately $2.5 million annually. Ensign has accordingly revised its previously-announced earnings guidance for 2013 to a range of $2.72 to $2.81 per share.
If the ongoing settlement discussions are successfully concluded, Ensign expects that the tentative settlement will fully and finally resolve the DOJ investigations previously described in the Company's periodic filings with the U.S. Securities & Exchange Commission. The tentative settlement is subject to completion and execution of all required documentation and the final approval of the Department of Justice, the Office of Inspector General-HHS, and the Court; until the tentative settlement becomes final, there can be no guarantee that these matters will be resolved by the agreement in principle.
About Ensign ™
The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, urgent care services and other rehabilitative and healthcare services at 112 facilities, seven hospice companies, nine home health businesses and five urgent care clinics in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska and Oregon. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements that are based on management's current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance and the entry into final settlement documentation. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company's business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company's periodic filings with the Securities and Exchange Commission, including its Form 10-K, which was filed February 13, 2013, for a more complete discussion of the risks and other factors that could affect Ensign's business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net
Source: The Ensign Group, Inc.